SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 4, 2002



                                 PPL Corporation
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)


      Pennsylvania                       1-11459                23-2758192
      ------------                       -------                ----------
State or other jurisdiction            (Commission             (IRS Employer
  of Incorporation)                     File Number)         Identification No.)


           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------


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ITEM 5.  OTHER EVENTS

         On January 4, 2002, PPL Corporation ("PPL") announced that it was scaling back its generation expansion program in light of continuing declines in wholesale energy prices, and revised its earnings forecasts for 2001 and 2002.

         GENERATION EXPANSION PROGRAM

         PPL had previously announced plans to develop an additional 4,605 MW of generating capacity, including a 1,200 MW generating facility in Starbuck, Washington and five gas-fired peaking facilities in Pennsylvania totaling 900 megawatts, all of which were in the early stages of development. PPL continually evaluates development projects based on market conditions and other factors to determine whether to proceed with these projects, sell them, expand them or pursue other opportunities. In light of continuing declines in wholesale energy prices in the Eastern and Western U.S. markets, PPL has decided to scale back its generation development program by canceling the Starbuck and Pennsylvania peaking projects. While PPL believes that there is a need for new generating capacity in specific regions of the United States, PPL has concluded that current market prices and regulatory conditions do not justify its continued pursuit of these six projects. As a result of these cancellations, PPL will be taking a charge to 2001 earnings.

         In January 2002, PPL entered into a contract with the Long Island Power Authority to develop two gas-fired generating facilities, totaling 160 MW, on Long Island, New York. Construction on these facilities is expected to commence in 2002 and these facilities are expected to be in service during 2002.

         PPL's 225 MW gas-fired Wallingford, Connecticut plant went into commercial operation in December 2001, and its 300 MW gas-fired Griffith facility in Kingman, Arizona is expected to go into operation imminently. With the commercial operation of these plants, PPL will control about 10,300 megawatts of generating capacity in the Eastern and Western United States. In addition to these projects, PPL has about 2,100 megawatts under active development in Arizona, Illinois, Pennsylvania and New York.

         ENRON BANKRUPTCY IMPACT

         PPL's earnings also have been affected by the bankruptcy filings by Enron Corp. and its affiliates ("Enron"). As a result of Enron's bankruptcy, certain of PPL's subsidiaries have terminated certain electricity and gas agreements with Enron. PPL will record the charges associated with these contract terminations in 2001. Certain of these contracts with Enron extended through 2006, and were at prices more favorable to PPL than current market prices.

         Through its subsidiary, PPL Global, LLC, PPL has a 51 percent economic interest in WPD Holdings UK ("WPDH"). WPDH is a 15 percent equity investor in the 1,875 MW Teesside Power Station, located in northern England. Enron participates through affiliates as an owner, an operator and a power purchaser of the project. As a result of Enron's receivership in the U.K. and its default on its obligations under the power


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purchase agreements, WPDH has written off its entire equity investment in
Teesside Power Limited ("Teesside"), the owner of the power station. As a result, PPL will record a charge in 2001 for its share of the impairment loss.

         Finally, in connection with the Enron bankruptcy and the probable resulting loss of Teesside cash flows, PPL is evaluating the carrying value of its investment in WPDH. At this time, PPL is unable to determine the amount of any impairment, but the impact could be material. Any required write-down would be recorded in 2001.

         2001 EARNINGS FORECAST

         Previously, PPL had forecast earnings per share of approximately $4.00 for 2001. PPL now forecasts 2001 earnings of $3.35 to $3.45 per share, exclusive of any potential impairment of the company's investment in WPDH discussed above. The details of that revised 2001 forecast are as follows:

                                                            Earnings Per Share
                                                            ------------------
         Earnings from core operations                      $4.15 to $4.25

         Charge from Enron-related write-off of             ($0.14)
         WPDH's investment in Teesside

         Other charges associated with Enron bankruptcy     ($0.06)

         Charge for cancellation of generation projects     ($0.60)

         2001 earnings forecast                             $3.35 to $3.45

         The company's 2001 earnings from core operations result primarily from: strong margins, early in the year, from energy sales in markets in both the Eastern and Western United States; improved earnings contributions from energy-related businesses, including the company's mechanical contracting subsidiaries and synfuel operations; and success in continuing to control operating costs.

         2002 EARNINGS FORECAST

         PPL also announced that it was lowering its 2002 earnings forecast to $3.35 to $3.45 per share. Previously, the company had projected earnings in excess of $4.00 per share for 2002.

         The primary reason for the lower 2002 earnings forecast is continued declines in the wholesale energy markets. The new projection is based on current forward wholesale energy prices -- which are at their lowest level in four years -- for the unhedged portion of PPL's generating output.


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         PPL anticipates that its 2002 earnings will be negatively affected by the loss of expected earnings resulting from the Enron bankruptcy and lower-than-expected earnings from the company's Latin American operations resulting from the drought and general economic conditions in Brazil. In addition, a change in the accounting rules for goodwill could result in a substantial negative earnings impact for 2002, but PPL is unable to quantify such impact, if any, at this time.

                                     * * * *

         Certain statements contained in this report, including statements with respect to future earnings, energy marketing, prices and margins, corporate strategy, subsidiary performance, growth, dividends, project development, liquidity, accounting impacts, revenues, capital expenditures, operating expenses, and generating capacity, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in countries where PPL or its subsidiaries conduct business; receipt of necessary governmental approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL's Form 10-K and other reports on file with the Securities and Exchange Commission.


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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PPL CORPORATION

                                    By:  /s/ James E. Abel
                                         ---------------------------
                                         James E. Abel
                                         Vice President-Finance and
                                           Treasurer


Dated:   January 7, 2002